AUTOINFO, INC.

                                                   November 4, 1998

Mr. William Wunderlich
14 Frost Pond Road
Stanford, Connecticut 06903

               Re:    Amendment to Employment Agreement

Dear Bill:

      At a meeting of the Board of Directors of AutoInfo, Inc. (the "Company") held on November 4, 1998, the term of your Employment Agreement dated as of April 10, 1997 (the "Employment Agreement") was extended and modified as follows:

      (a) Section 3 of the Employment Agreement is hereby amended and restated to read as follows:

            "3. Term. The term of this Agreement shall commence on the date hereof and shall continue until April 30, 2000, unless terminated prior thereto in accordance with the terms and provisions hereof (the "Employment Term")."

      (b) Paragraph (d) of Section 8 of the Agreement is hereby deleted in its entirety and replaced with the following new Paragraph (d):

            "(d) In the event Auto shall terminate this Agreement other than pursuant to the provisions of Paragraph (a), (b) or (c) of this
            Section 8 (a "Termination Without Cause"), upon such termination Wunderlich shall be entitled to receive, in addition to any other payments due to Wunderlich pursuant to this Agreement, a severance payment equal to the greater of (a) $150,000, or (b) the compensation due to Wunderlich for the balance of the Employment Term. A Termination Without Cause shall include, but not be limited to, (a) a material breach by the Company of any provision of this Agreement, which breach remains unremedied for fifteen (15) days after written notice."
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      (c)   The following new Paragraph (e) is hereby added to section 8:

            "(e) In the event Auto does not notify Wunderlich in writing on or before December 31, 1999 of its intention to extend the Term of this Agreement for an additional period of not less than one year, Wunderlich shall, provided the Agreement is not terminated for Reasonable Cause, receive a severence payment on April 30, 2000 equal to $75,000."

All other terms and provisions of the Employment Agreement shall remain in full force and effect.

      Further, you hereby agree and confirm that the Employment Agreement entered into as of the 10th day of April, 1995 by and between the Company and you has been terminated and is of no further force and effect and that the Employment Agreement as amended hereby constitutes the only agreement between you and the Company governing the terms and conditions of your employment by the Company.

                                        Sincerely,

                                        Scott Zecher, Chief Executive Officer
AGREED TO AND ACCEPTED:


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William Wunderlich